                                Exhibit B(4)(b)

                               PAYMENT RATE TABLES
                   Monthly Income Payments Per $1000 Benefits
      Guaranteed Fixed Payment or First Payment Under Variable Payment Plan

LIFE INCOME PLAN (OPTION C)
---------------------------------------------------------------------------
                           SINGLE LIFE MONTHLY PAYMENTS
---------------------------------------------------------------------------
   MALE        CHOSEN PERIOD (YEARS)     FEMALE       CHOSEN PERIOD (YEARS)
 ADJUSTED     ----------------------    ADJUSTED     ----------------------
   AGE*        ZERO     10      20        AGE*        ZERO     10      20
---------------------------------------------------------------------------
    55        $ 4.41   $4.36   $4.23       55        $ 4.04   $4.02   $3.96
    56          4.49    4.44    4.29       56          4.10    4.08    4.01
    57          4.58    4.52    4.35       57          4.17    4.14    4.07
    58          4.67    4.60    4.41       58          4.24    4.21    4.12
    59          4.77    4.69    4.47       59          4.31    4.28    4.18

    60          4.87    4.79    4.54       60          4.39    4.36    4.24
    61          4.98    4.89    4.60       61          4.48    4.44    4.31
    62          5.10    4.99    4.67       62          4.57    4.52    4.37
    63          5.23    5.11    4.74       63          4.66    4.61    4.44
    64          5.36    5.22    4.81       64          4.77    4.71    4.51

    65          5.51    5.35    4.87       65          4.88    4.81    4.58
    66          5.67    5.47    4.94       66          5.00    4.92    4.66
    67          5.84    5.61    5.00       67          5.12    5.03    4.73
    68          6.02    5.75    5.07       68          5.26    5.15    4.80
    69          6.21    5.89    5.13       69          5.41    5.28    4.88

    70          6.41    6.05    5.19       70          5.57    5.42    4.95
    71          6.63    6.20    5.25       71          5.74    5.56    5.02
    72          6.86    6.36    5.30       72          5.93    5.71    5.09
    73          7.11    6.53    5.35       73          6.13    5.87    5.16
    74          7.37    6.70    5.39       74          6.34    6.04    5.23

    75          7.65    6.87    5.44       75          6.58    6.22    5.29
    76          7.96    7.05    5.47       76          6.83    6.40    5.34
    77          8.28    7.23    5.51       77          7.11    6.59    5.39
    78          8.63    7.40    5.54       78          7.40    6.78    5.44
    79          9.01    7.58    5.56       79          7.72    6.98    5.48

    80          9.41    7.76    5.59       80          8.07    7.18    5.52
    81          9.84    7.93    5.61       81          8.45    7.38    5.55
    82         10.30    8.10    5.62       82          8.86    7.58    5.58
    83         10.79    8.27    5.63       83          9.30    7.78    5.60
    84         11.31    8.42    5.64       84          9.78    7.98    5.62

85 and over    11.87    8.57    5.65   85 and over    10.30    8.16    5.63
---------------------------------------------------------------------------

LIFE INCOME PLAN (OPTION E)
-------------------------------------------------------------------------
              JOINT AND SURVIVOR MONTHLY PAYMENTS (with 10 years certain)
-------------------------------------------------------------------------
   MALE                           FEMALE ADJUSTED AGE*
 ADJUSTED     -----------------------------------------------------------
   AGE*        55      60      65      70      75      80     85 and over
-------------------------------------------------------------------------
    55        $3.75   $3.89   $4.02   $4.14   $4.23   $4.29      $4.33
    60         3.83    4.02    4.21    4.39    4.54    4.65       4.73
    65         3.90    4.13    4.39    4.65    4.89    5.09       5.22
    70         3.94    4.22    4.54    4.89    5.26    5.58       5.81
    75         3.98    4.28    4.65    5.10    5.59    6.07       6.45
    80         4.00    4.32    4.73    5.24    5.86    6.51       7.07
85 and over    4.01    4.34    4.77    5.34    6.04    6.84       7.58
-------------------------------------------------------------------------
* See Section 11.9

The amount of the payment for any other combination of ages will be furnished by the Company on request. The maximum initial monthly income per $1,000 will be $7.58.

Monthly payment rates are based on an Assumed Investment Rate of 3 1/2% and the 1983 Table a with Projection Scale G.

RR.V.B.FR.(0704)(0803)                       23

Sex Distinct

                                Exhibit B(4)(b)

                               PAYMENT RATE TABLES
                   Monthly Income Payments Per $1000 Benefits
      Guaranteed Fixed Payment or First Payment Under Variable Payment Plan

LIFE INCOME PLAN (OPTION C)
----------------------------------------------------------------------------
                           SINGLE LIFE MONTHLY PAYMENTS
----------------------------------------------------------------------------
   MALE        CHOSEN PERIOD (YEARS)     FEMALE       CHOSEN PERIOD (YEARS)
 ADJUSTED     ----------------------    ADJUSTED     -----------------------
   AGE*        ZERO     10      20        AGE*        ZERO     10      20
----------------------------------------------------------------------------
    55        $ 4.41  $ 4.36  $ 4.23       55        $ 4.04  $ 4.02  $ 3.96
    56          4.49    4.44    4.29       56          4.10    4.08    4.01
    57          4.58    4.52    4.35       57          4.17    4.14    4.07
    58          4.67    4.60    4.41       58          4.24    4.21    4.12
    59          4.77    4.69    4.47       59          4.31    4.28    4.18

    60          4.87    4.79    4.54       60          4.39    4.36    4.24
    61          4.98    4.89    4.60       61          4.48    4.44    4.31
    62          5.10    4.99    4.67       62          4.57    4.52    4.37
    63          5.23    5.11    4.74       63          4.66    4.61    4.44
    64          5.36    5.22    4.81       64          4.77    4.71    4.51

    65          5.51    5.35    4.87       65          4.88    4.81    4.58
    66          5.67    5.47    4.94       66          5.00    4.92    4.66
    67          5.84    5.61    5.00       67          5.12    5.03    4.73
    68          6.02    5.75    5.07       68          5.26    5.15    4.80
    69          6.21    5.89    5.13       69          5.41    5.28    4.88

    70          6.41    6.05    5.19       70          5.57    5.42    4.95
    71          6.63    6.20    5.25       71          5.74    5.56    5.02
    72          6.86    6.36    5.30       72          5.93    5.71    5.09
    73          7.11    6.53    5.35       73          6.13    5.87    5.16
    74          7.37    6.70    5.39       74          6.34    6.04    5.23

    75          7.65    6.87    5.44       75          6.58    6.22    5.29
    76          7.96    7.05    5.47       76          6.83    6.40    5.34
    77          8.28    7.23    5.51       77          7.11    6.59    5.39
    78          8.63    7.40    5.54       78          7.40    6.78    5.44
    79          9.01    7.58    5.56       79          7.72    6.98    5.48

    80          9.41    7.76    5.59       80          8.07    7.18    5.52
    81          9.84    7.93    5.61       81          8.45    7.38    5.55
    82         10.30    8.10    5.62       82          8.86    7.58    5.58
    83         10.79    8.27    5.63       83          9.30    7.78    5.60
    84         11.31    8.42    5.64       84          9.78    7.98    5.62

85 and over    11.87    8.57    5.65   85 and over    10.30    8.16    5.63
----------------------------------------------------------------------------

LIFE INCOME PLAN (OPTION E)
----------------------------------------------------------------------------
              JOINT AND SURVIVOR MONTHLY PAYMENTS (with 10 years certain)
----------------------------------------------------------------------------
   MALE                           FEMALE ADJUSTED AGE*
 ADJUSTED     --------------------------------------------------------------
   AGE*        55      60      65      70      75      80     85 and over
----------------------------------------------------------------------------
    55       $ 3.75  $ 3.89  $ 4.02  $ 4.14  $ 4.23  $ 4.29     $ 4.33
    60         3.83    4.02    4.21    4.39    4.54    4.65       4.73
    65         3.90    4.13    4.39    4.65    4.89    5.09       5.22
    70         3.94    4.22    4.54    4.89    5.26    5.58       5.81
    75         3.98    4.28    4.65    5.10    5.59    6.07       6.45
    80         4.00    4.32    4.73    5.24    5.86    6.51       7.07
85 and over    4.01    4.34    4.77    5.34    6.04    6.84       7.58
----------------------------------------------------------------------------
* See Section 11.9

The amount of the payment for any other combination of ages will be furnished by the Company on request. The maximum initial monthly income per $1,000 will be $7.58.

Monthly payment rates are based on an Assumed Investment Rate of 3 1/2% and the 1983 Table a with Projection Scale G.

RR.V.B.BK.(0704)                       23

Sex Distinct